Exhibit 4.2

EXECUTION VERSION

MASSEY ENERGY COMPANY

AND

THE GUARANTORS PARTY HERETO

First Supplemental Indenture

Dated as of August 12, 2008

Wilmington Trust Company,

Trustee

3.25% Convertible Senior Notes due 2015

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Page
Section 12.07	Calculations in Respect of the Notes	49

Exhibit A - Form of Global Note
Exhibit B - Form of Legend for Global Note

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THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is made as of the 12th day of August, 2008, by and among MASSEY ENERGY COMPANY, a Delaware corporation, having its principal office at 4 North 4th Street, Richmond, Virginia 23219 (the “Company”), the guarantors listed on the signature pages hereto, and Wilmington Trust Company, a Delaware banking corporation, as trustee (herein called the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Guarantors have heretofore entered into an Indenture, dated as of August 12, 2008 (the “Base Indenture”), with the Trustee;

WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as may be amended and supplemented to the date hereof, including by this First Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company hereby proposes to create under the Indenture a new series of Securities; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company and the Guarantors have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions and Incorporation by Reference

Section 1.01 Establishment.

There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 3.25% Convertible Senior Notes due 2015 (the “Notes”).

The Notes and the form of the Trustee’s Certificate of Authentication for the Notes shall be in substantially the form set out in Exhibit A hereto.

Each Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

Section 1.02 Definitions.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Base Indenture. The following definitions supplement, and, to the extent inconsistent with, replace the definitions in Article One of the Base Indenture:

“Asset Sale Make-Whole Fundamental Change” means a sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (other than a Listed Stock Business Combination).

“Bid Solicitation Agent” means a Company-appointed agent that performs calculations as set forth in Article X hereof.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of equity securities of such Person and all warrants or options to acquire such equity securities but excluding debt securities convertible or exchangeable for such equity securities.

“Closing Sale Price” means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the closing sale price per share of Common Stock (or if no closing sale price per share of Common Stock is reported, the average of the bid and ask prices per share of Common Stock or, if more than one in either case, the average of the average bid and the average ask prices per share of Common Stock) on such date on the U.S. principal national securities exchange on which the Common Stock is listed; or (b) if the Common Stock is not listed on a U.S. national securities exchange, as reported by Pink Sheets LLC or a similar organization. In the absence of a quotation, the Closing Sale Price shall be such price as the Company shall reasonably determine on the basis of such quotations as most accurately reflecting the price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arm’s-length transaction, for a share of such Common Stock.

“Common Stock” means the common stock, $0.625 par value per share, of the Company, or such other Capital Stock of the Company into which the Company’s common stock is reclassified or changed.

“Common Stock Change Make-Whole Fundamental Change” means any transaction or series of related transactions (other than a Listed Stock Business Combination), in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, amalgamation, statutory arrangement, merger, combination, reclassification, recapitalization or otherwise) the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash.

“Conversion Date” means, with respect to a Note to be converted in accordance with Article X, the date on which the Holder of such Note satisfies all the requirements for such conversion set forth in Article X; provided, however, that if such date is not a Trading Day, then the Conversion Date shall be deemed to be the next day that is a Trading Day.

“Conversion Price” means, as of any date of determination, the dollar amount derived by dividing one thousand dollars ($1,000) by the Conversion Rate in effect on such date.

“Conversion Rate” shall initially be 11.4106 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as provided in Article X.

“DTC” means The Depository Trust Company, its nominees and successors.

“Guarantors” means (i) initially each party listed on the signature pages hereto and (ii) each of the Company’s Subsidiaries that becomes a Guarantor of the Notes pursuant to the provisions of this Indenture, in each case until released pursuant to the applicable provisions of this Indenture.

“Indebtedness” of a person means the principal of, premium, if any, and interest on, and all other obligations in respect of (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities), (b) all obligations (other than trade payables) incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets, (c) all reimbursement obligations of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person, (d) all capital lease obligations of such person, (e) all net obligations of such person under interest rate swap, currency exchange or similar agreements of such person, (f) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including such person’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor, (g) guarantees by such person of indebtedness described in clauses (a) through (f) of another person, and (h) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation, guarantee or liability of the kind described in clauses (a) through (g).

“Issue Date” means August 12, 2008.

“Make-Whole Fundamental Change” means an Asset Sale Make-Whole Fundamental Change or a Common Stock Change Make-Whole Fundamental Change.

“Market Disruption Event” means either (i) a failure by the primary United States national securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session; or (ii) the occurrence or existence prior to 1:00 p.m. on any Trading Day for the Common Stock for an aggregate of at least thirty (30) minutes of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means August 1, 2015.

“Note Guarantee” means a guarantee of the Notes by a Guarantor.

“Notes” means the 3.25% Convertible Senior Notes due 2015 established by this Supplemental Indenture and issued by the Company pursuant to the Indenture.

“Notes Agent” means any Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or co-Registrar or co-agent.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Purchase Notice” means a Purchase Notice in the form set forth in the Notes.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“SEC” means the Securities and Exchange Commission and any successor agency or regulatory body.

“Trading Day” means any day during which all of the following conditions are satisfied: (i) trading in the Common Stock generally occurs; and (ii) there is no Market Disruption Event.

“Trading Price” means, on any date, the average of the secondary market bid quotations for the Notes obtained by the Bid Solicitation Agent for five million dollars ($5,000,000) principal amount of Notes at approximately 4:00 p.m., New York City time, on such day, from three (3) independent nationally recognized securities dealers selected by the Company; provided, that if the Bid Solicitation Agent can reasonably obtain only two (2) such bids, then the average of such two (2) bids shall instead be used; provided further, that if the Bid Solicitation Agent can reasonably obtain only one (1) such bid, then such bid shall instead be used; provided further, that if, on a given date, the Bid Solicitation Agent cannot reasonably obtain at least one (1) bid for five million dollars ($5,000,000) principal amount of Notes from an independent nationally recognized securities dealer selected by the Company, or if, in the reasonable, good faith judgment of the Board of Directors, which judgment shall be described in a Board Resolution, the bid quotation or quotations so obtained by the Bid Solicitation Agent are not indicative of the secondary market value of the Notes, then, in each case, the Trading Price per $1,000 principal amount of Notes on such date shall be deemed to be equal to 97% the product of (I) the Closing Sale Price on such date and (II) the Conversion Rate in effect on such date.

“Voting Stock” of any Person means the total voting power of all classes of the Capital Stock of such Person then outstanding entitled to vote generally in the election of directors of such Person.

Section 1.03 Other Definitions.

Term	Defined in Section
“Additional Notes”	2.13
“Applicable Price”	10.14
“Base Indenture”	Recitals
“Cash Percentage”	10.02
“Cash Percentage Notice”	10.02
“Cash Settlement Averaging Period”	10.02
“Change in Control”	3.02
“Collective Election”	10.11
“Company”	Recitals
“Conversion Agent”	2.03
“Conversion Value”	10.01
“Daily Conversion Value”	10.02
“Daily Share Amount”	10.02
“Daily Settlement Amount”	10.02
“Distributed Property”	10.05
“Dividend Threshold Amount”	10.05
“Effective Date”	10.14
“Event of Default”	5.01
“Ex-Date”	10.05
“Extension Period”	10.01
“Fundamental Change”	3.02
“Fundamental Change Notice”	3.02
“Fundamental Change Repurchase Date”	3.02
“Fundamental Change Repurchase Price”	3.02
“Fundamental Change Repurchase Right”	3.02
“Global Note”	2.01
“Interest Payment Date”	2.07
“Listed Stock Business Combination”	3.02
“Make-Whole Applicable Increase”	10.14
“Make-Whole Cap”	10.14
“Make-Whole Consideration”	10.14
“Make-Whole Conversion Period”	10.14
“Note Measurement Period”	10.01
“Option Notes”	1.02
“Participants”	2.11
“Paying Agent”	2.03
“Physical Notes”	2.01
“Reference Property”	10.11
“Registrar”	2.03
“Regular Record Date”	2.07
“Repurchase Upon Fundamental Change”	3.02
“Settlement Amount”	10.02
“Special Record Date”	2.07

Term	Defined in Section
“Spin-Off”	10.05
“Supplemental Indenture”	Recitals
“Termination of Trading”	3.02
“Trading Price Condition”	10.01
“Trustee”	Recitals
“Volume-Weighted Average Price”	10.02

Section 1.04 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Notes;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company, the Guarantors or any of their successors.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act by reference to another statute or defined by SEC rule under the Trust Indenture Act and not otherwise defined herein have the meanings so assigned to them.

Section 1.05 Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time;

(iii) “or” is not exclusive;

(iv) “including” means “including without limitation”;

(v) words in the singular include the plural and in the plural include the singular;

(vi) provisions apply to successive events and transactions;

(vii) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and

(viii) references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.

Section 1.06 Relation to Base Indenture.

The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided. In the event that conflict arises between the terms of the Base Indenture and the terms of this Supplemental Indenture, the terms of this Supplemental Indenture shall be controlling and supersede such conflicting terms of the Base Indenture. Unless otherwise specifically modified or amended hereby, the terms of the Base Indenture shall be in full force and effect with respect to the Notes.

ARTICLE II

The Notes

Section 2.01 Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

The Notes shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in Exhibit A (the “Global Note”), deposited with the Trustee, as custodian for DTC (who shall be the initial Depositary with respect to the Notes), duly executed by the Company and authenticated by the Trustee and bearing the legend set forth in Exhibit B. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided, that, except as permitted by Section 2.13, in no event shall the aggregate principal amount of the Global Note or Notes exceed $690,000,000.

Notes issued in exchange for interests in a Global Note pursuant to Section 2.13 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the “Physical Notes”) and, if applicable, bearing any legends required hereby but not bearing the legend set forth in Exhibit B.

The Notes shall be denominated in U.S. dollars, and all payments due thereon shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or such other form of consideration as set forth herein. All references herein and in the Notes to “dollars” or “$” are to U.S. dollars or such other coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Notes shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.02 Execution and Authentication of Notes.

Upon a Company Order, the Trustee shall authenticate Notes for original issue in the aggregate principal amount of $690,000,000.

Section 2.03 Registrar, Paying Agent and Conversion Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Notes may be presented for payment (“Paying Agent”) and an office or agency where Notes may be presented for conversion (“Conversion Agent”). The Corporate Trust Office shall serve as the office or agency for the aforementioned purposes. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint or change one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term “Registrar” includes any co-Registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.

The Company shall enter into an appropriate agency agreement with any Notes Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Notes Agent. The Company shall notify the Trustee of the name and address of any Notes Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

The Company initially appoints the Trustee as Paying Agent, Bid Solicitation Agent, Registrar and Conversion Agent.

For avoidance of doubt, this Section 2.03 shall, for purposes of the Notes, replace Section 1002 of the Base Indenture to the extent this Section 2.03 is inconsistent or conflicts with such Section 1002.

Section 2.04 Paying Agent to Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all moneys held by the Paying Agent for the payment of the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

Section 2.05 Transfer and Exchange.

No service charge shall be made for any transfer, exchange or conversion of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Section 304 or 906 of the Base Indenture not involving any transfer or Sections 10.02 or 10.05, or Article III, not involving any transfer. This paragraph shall replace the sixth (6th) paragraph of Section 305 of the Base Indenture for purposes of the Notes.

The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Note for which a Purchase Notice has been delivered, and not withdrawn, in accordance with this Indenture, except the unrepurchased portion of Notes being repurchased in part. This paragraph shall replace the seventh (7th) paragraph of Section 305 of the Base Indenture for purposes of the Notes.

Section 2.06 Outstanding Notes.

If the Paying Agent (other than the Company) holds on a Fundamental Change Repurchase Date or Maturity Date, money sufficient to pay the aggregate Fundamental Change Repurchase Price or principal amount, as the case may be, with respect to all Notes to be paid upon Repurchase Upon Fundamental Change upon the exercise by Holders of their repurchase rights or maturity, as the case may be, in each case plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change or maturity in accordance with the terms of this Indenture, then (unless there shall be a Default in the payment of such aggregate Fundamental Change Repurchase Price or principal amount, or of such accrued and unpaid interest), except as otherwise provided herein, on and after such date such Notes shall be deemed to be no longer outstanding, interest on such Notes shall cease to accrue, and such Notes shall be deemed paid whether or not such Notes are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Notes shall terminate with respect to such Notes, other than the right to receive the Fundamental Change Repurchase Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest, in accordance with this Indenture.

If a Note is converted in accordance with Article X, then, from and after the time of such conversion on the Conversion Date, such Note shall cease to be outstanding, and interest, if any, shall cease to accrue on such Note unless there shall be a Default in the payment or delivery of the consideration payable hereunder upon such conversion.

For purposes of the Notes, this Section 2.06 shall supersede and modify the definition of “Outstanding” under the Base Indenture to the extent this Section 2.06 is inconsistent or conflicts with such definition.

Section 2.07 Payment of Principal and Interest.

(A) The principal of the Notes shall be due at the Maturity Date (unless earlier converted or repurchased by the Company). The unpaid principal amount of the Notes shall bear interest at the rate of 3.25% per annum until paid or duly provided for, such interest to accrue from August 12, 2008 or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

Interest shall be paid semi-annually in arrears, commencing on February 1, 2009, on February 1 and August 1 of each calendar year (each, an “Interest Payment Date”) to the Person or Persons in whose name the Notes are registered on the immediately preceding January 15 and July 15 of each calendar year (each, the “Regular Record Date” for the respective Interest Payment Date). Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (“Special Record Date”), notice whereof shall be given to Holders of the Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Base Indenture.

(B) Payments of interest on the Notes shall include interest accrued to but excluding the respective Interest Payment Dates or, to the extent applicable, the Fundamental Change Repurchase Date, as the case may be. Payments of interest for the Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable and no additional interest will accrue on that payment from and after the date on which the interest is payable to the date of that payment on the next succeeding Business Day.

(C) Payments of principal of and interest on Notes represented by a Global Note shall be made by wire transfer of immediately available funds to the account designated by the Depositary for the Notes or its nominee. In the case of a Note that is held, other than global form, by a Holder of more than five million dollars ($5,000,000) in aggregate principal amount of Notes, payments of principal and interest shall be made by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar. In the case of a Note that is held, other than global form, by a Holder of five million dollars ($5,000,000) or less in aggregate principal amount of Notes, payments of principal and interest shall be made by mailing a check to the address of such Holder set forth in the register of the Registrar.

(D) If any payment date, whether an Interest Payment Date, a date on which payment is due at Maturity, or a date on which payment is due upon a Fundamental Change Repurchase Date, falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day with the same force and effect as if made on the date that the payment was due and no additional interest will accrue on that payment for the period from and after such payment date that is not a Business Day to the date of that payment on the next succeeding Business Day.

Section 2.08 No Sinking Fund.

There shall be no sinking fund with respect to the Notes, and Article Twelve of the Base Indenture shall not apply to the Notes.

Section 2.09 Defaulted Interest.

If and to the extent the Company defaults in a payment of interest on the Notes, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Notes. The Company may pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) to the persons who are Holders on a subsequent Special Record Date as provided in 307 of the Base Indenture.

Section 2.10 Deposit of Moneys.

Prior to 11:00 A.M., New York City time, on each Interest Payment Date, Maturity Date or Fundamental Change Repurchase Date, the Company shall have deposited with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 1003 of the Base Indenture) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date or Fundamental Change Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date or Fundamental Change Repurchase Date, as the case may be. For purposes of the Notes, the terms “at or prior to 11:00 A.M., New York City time, on” shall be deemed to replace the first instance, in each case, of the words “on or before” in the first paragraph of Section 1003 of the Base Indenture and “on or prior to” in the second paragraph of Section 1003 of the Base Indenture.

Section 2.11 Book-Entry Provisions for Global Notes.

(A) The Global Notes initially shall (i) be registered in the name of the Depositary for the Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as required hereby.

Members of, or participants in, the Depositary for the Notes (“Participants”) shall have no direct rights under this Indenture with respect to any Global Note held on their behalf by such Depositary, or the Trustee as its custodian, or under the Global Note, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by such Depositary or impair, as between such Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(B) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary for the Notes, its successors or their respective nominees. Notwithstanding clause (2) of the eighth (8th) paragraph of Section 305 of the Base Indenture, Physical Notes shall be transferred to all beneficial owners, as identified by such Depositary, in exchange for their beneficial interests in Global Notes only if (i) such Depositary notifies the Company that such Depositary is unwilling or unable to continue as depositary for any Global Note (or such Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within ninety (90) days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from such Depositary to issue Physical Notes. This Section 2.11(B) shall replace clause (2) of the eighth (8th) paragraph of Section 305 of the Base Indenture for purposes of the Notes.

(C) In connection with the transfer of a Global Note in its entirety to beneficial owners pursuant to Section 2.11(B), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary for the Notes in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(D) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.12 Ranking.

The Indebtedness of the Company arising under or in connection with this Indenture and every outstanding Note issued under this Indenture from time to time constitutes and will constitute a senior unsecured obligation of the Company, ranking equally with other existing and future senior unsecured Indebtedness of the Company and ranking senior to any existing or future subordinated Indebtedness of the Company.

Section 2.13 Additional Notes.

The Company may, without the consent of the Holders and notwithstanding Sections 2.01 and 2.02 hereof, reopen the Notes and issue “Additional Notes” hereunder with the same terms and conditions (except for any difference in the issue price therefor and interest accrued prior to the date of issuance thereof) and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued hereunder, provided that such Additional Notes constitute the same issue as the Notes initially issued hereunder for U.S. federal income tax purposes. The Notes initially issued hereunder and any such Additional Notes would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the Indenture.

ARTICLE III

Redemption and Repurchase

This Article III shall apply to the Notes in lieu of Article Eleven of the Base Indenture, which shall be deemed to be replaced in its entirety by this Article III for purposes of the Notes.

Section 3.01 No Right of Redemption.

(A) The Notes are not subject to redemption at the Company’s option, and Article Eleven of the Base Indenture shall not apply to the Notes.

Section 3.02 Repurchase at Option of Holder Upon a Fundamental Change.

(A) In the event any Fundamental Change shall occur, each Holder of Notes shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase (a “Repurchase Upon Fundamental Change”) all of such Holder’s Notes (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which Fundamental Change Repurchase Date shall be no later than thirty-five (35) days, nor earlier than twenty (20) days, after the date the Fundamental Change Notice (as defined below) is mailed in accordance with Section 3.02(B), at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Notes (or portions thereof) to be so repurchased (the “Fundamental Change Repurchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, upon:

(i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Purchase Notice, in the form set forth in the Notes or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(a) the certificate number(s) of the Notes which the Holder will deliver to be repurchased, if such Notes are in certificated form;

(b) the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(c) that such principal amount of Notes are to be repurchased pursuant to the terms and conditions specified in this Indenture; and

(ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Purchase Notice, of such Notes (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised;

provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder of record of such Notes at the close of business on such Regular Record Date (without any surrender of such Notes by such Holder), and the Holder surrendering such Notes for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Notes at the close of business on such Regular Record Date.

If such Notes are held in book-entry form through the Depositary for the Notes, the Purchase Notice and any notice of withdrawal shall comply with applicable procedures of such Depositary.

Upon such delivery of Notes to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.02(A) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.02(B)(xi).

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(B) Within twenty (20) Business Days after the occurrence of a Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of record of the Notes at their addresses shown in the securities register of the Registrar, and to beneficial owners as required by applicable law, a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee and shall cause a copy to be published at the expense of the Company in THE NEW YORK TIMES or THE WALL STREET JOURNAL or another newspaper of national circulation.

Each Fundamental Change Notice shall state:

(i) the events causing the Fundamental Change;

(ii) the date of such Fundamental Change;

(iii) the Fundamental Change Repurchase Date;

(iv) the date by which the Fundamental Change Repurchase Right must be exercised;

(v) the Fundamental Change Repurchase Price;

(vi) that there will be paid accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (except as provided in clause (x) below);

(vii) the names and addresses of the Paying Agent and the Conversion Agent;

(viii) a description of the procedures which a Holder must follow to exercise the Fundamental Change Repurchase Right;

(ix) that, in order to exercise the Fundamental Change Repurchase Right, the Notes must be surrendered (together with all necessary endorsements) for payment of the Fundamental Change Repurchase Price plus accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change;

(x) that the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, for any Note as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event later than the later of such Fundamental Change Repurchase Date and the time of delivery of the Note (together with all necessary endorsements) as described in clause (viii) above; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder of record of such Note at the close of business on such Regular Record Date (without any surrender of such Notes by such Holder), and the Holder surrendering such Note for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Note at the close of business on such Regular Record Date;

(xi) that, except as otherwise provided herein, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), interest on Notes subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Notes shall terminate, other than the right to receive, in accordance herewith, the consideration payable as herein provided upon Repurchase Upon Fundamental Change;

(xii) that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent), or the Paying Agent receives, prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Notes purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, (III) the certificate number(s) of such Notes to be so withdrawn, if such Notes are in certificated form, (IV) the principal amount of the Notes of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Notes of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.02, which amount must be $1,000 or an integral multiple thereof;

(xiii) the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;

(xiv) that Notes with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article X, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section 3.02 or if there shall be a Default in the payment of the Fundamental Change Repurchase Price or in the accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change; and

(xv) the CUSIP number or numbers, as the case may be, of the Notes.

At the Company’s request, upon reasonable prior notice, the Trustee shall mail such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.

No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right to exercise a Fundamental Change Repurchase Right. In the event that the Company fails to give a Fundamental Change Notice, the Holders may exercise their Fundamental Change Repurchase Rights from the final date upon which the Company was required to give the Fundamental Change Notice.

(C) Subject to the provisions of this Section 3.02, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, with respect to each Note as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event later than the later of the Fundamental Change Repurchase Date and the time such Note is surrendered to the Paying Agent; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder of record of such Note at the close of business on such record date, and the Holder surrendering such Note for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Note at the close of business on such Regular Record Date.

(D) Prior to 11:00 A.M., New York City time on a Fundamental Change Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 1003 of the Base Indenture) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the consideration payable as herein provided upon Repurchase Upon Fundamental Change for all of the Notes that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

(E) Once the Fundamental Change Notice and the Purchase Notice have been duly given in accordance with this Section 3.02, the Notes to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), except as otherwise herein provided, such Notes shall cease to be outstanding and to bear interest, and all rights of the Holders of such Notes shall terminate, other than the right to receive, in accordance herewith, such consideration.

(F) Notes with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.02 may be converted pursuant to Article X, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section 3.02 or if there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change.

(G) If any Note shall not be paid upon surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid interest on, such Note shall, until paid, bear interest, payable in cash, at the rate borne by such Note on the principal amount of such Note, and such Note shall continue to be convertible pursuant to Article X.

(H) Any Note which is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Note not duly submitted for Repurchase Upon Fundamental Change.

(I) Notwithstanding anything herein to the contrary, there shall be no purchase of any Notes pursuant to this Section 3.02 if the principal amount of the Notes has been accelerated pursuant to Section 502 of the Base Indenture and such acceleration shall not have been rescinded on or before the applicable Fundamental Change Repurchase Date. The Paying Agent will promptly return to the respective Holders thereof any Notes tendered to it for Repurchase Upon Fundamental Change during the continuance of such an acceleration.

(J) Notwithstanding anything herein to the contrary, if the option granted to Holders to require the repurchase of the Notes upon the occurrence of a Fundamental Change is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.

(K) As used herein and in the Notes, a “Fundamental Change” shall be deemed to have occurred upon the occurrence of either a “Change in Control” or a “Termination of Trading.”

(i) A “Change in Control” shall be deemed to have occurred at such time as:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total outstanding voting power of all of the Company’s Voting Stock; or

(b) there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

(c) the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, unless either:

(1) the persons that “beneficially owned” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such consolidation or merger, “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all Voting Stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or

(2) at least ninety percent (90%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock and any associated rights (or depositary receipts representing such securities) traded on a U.S. national securities exchange (or which will be so traded when issued or exchanged in connection with such consolidation or merger), and, as a result of such consolidation or merger, the Notes become convertible into cash and, if applicable, solely such common stock and associated rights (subject to Section 10.02) (such a consolidation or merger that satisfies the conditions set forth in this clause (2), a “Listed Stock Business Combination”); or

(d) the following persons cease for any reason to constitute a majority of the Company’s Board of Directors:

(1) individuals who on the Issue Date constituted the Company’s Board of Directors; and

(2) any new directors whose election to the Company’s Board of Directors or whose nomination for election by the Company’s stockholders was approved by at least a majority of the directors of the Company then still in office either who were directors of the Company on the Issue Date or whose election or nomination for election was previously so approved; or

(e) the Company is liquidated or dissolved or the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company.

(ii) A “Termination of Trading” shall occur if the Common Stock of the Company (or other common stock or depositary shares or other securities into which the Notes are then convertible) is no longer listed for trading on a U.S. national securities exchange.

ARTICLE IV

Covenants

Section 4.01 Payment of Notes.

This Section 4.01 shall apply to the Notes in lieu of Section 1001 of the Base Indenture, which shall be deemed to be replaced in its entirety by this Section 4.01 for purposes of the Notes.

(A) The Company shall pay all amounts due with respect to the Notes on the dates and in the manner provided in the Notes. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with Section 1003 of the Base Indenture) on that date money sufficient to pay the amount then due with respect to the Notes (unless there shall be a Default in the payment of such amounts to the respective Holder(s)).

(B) The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Notes.

Section 4.02 Waiver of Certain Covenants.

For purposes of the Notes, Section 1006 of the Base Indenture shall be subject to Sections 5.02 and 9.02 hereof, and Section 1006 of the Base Indenture shall not apply to, and waivers pursuant thereto shall be ineffective as to, (A) the payment of the principal of or interest on, any Note, or in the payment of the Fundamental Change Repurchase Price (or accrued and unpaid interest, if any, payable as herein provided, upon Repurchase Upon Fundamental Change); (B) the Company’s obligations hereunder to convert any Notes in accordance with this Indenture; or (C) any provision, or any obligation of the Company pursuant to any provision, of this Indenture or the Notes which, pursuant hereto, cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

Section 4.03 Further Instruments and Acts.

Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE V

Defaults and Remedies

This Article V shall apply to the Notes in addition to the provisions set forth in Article Five of the Base Indenture.

Section 5.01 Additional Events of Default; Inapplicability of Certain Events of Default.

In addition to the Events of Default enumerated in Section 501 of the Base Indenture, an “Event of Default” with respect to the Notes shall also mean any of the following events:

(i) the Company fails to timely provide a Fundamental Change Notice, as required by the provisions of this Indenture or the Company fails to pay the principal of and, to the extent otherwise required, interest on any Note when the same becomes due and payable on a Fundamental Change Repurchase Date with respect to a Repurchase Upon Fundamental Change or otherwise; or

(ii) the Company fails to satisfy its conversion obligations upon exercise of a Holder’s conversion rights pursuant hereto or fails to timely provide any notice pursuant to, and in accordance with, Section 10.14(E).

Section 5.02 Acceleration.

In addition to the provisions set forth in Section 502 of the Base Indenture, with respect to the Notes, the following paragraph shall be inserted as a new second paragraph of Section 502 and the current second and third paragraphs of the Base Indenture shall become the third and fourth paragraphs.

Notwithstanding anything herein to the contrary, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure by the Company to comply with the obligation set forth in Section 704 of the Base Indenture and for any failure to comply with Section 314(a)(1) of the Trust Indenture Act will for the first 120 days after the occurrence of such an Event of Default consist exclusively of the right for Holders to receive additional interest on the Notes equal to 0.25% per annum of the principal amount of the Notes. If the Company so elects, such additional interest will be payable in the same manner and on the same dates as the stated Interest Payment Dates on the Notes. The additional interest will accrue on all outstanding Notes from and including the date on which such Event of Default first occurs to but not including the 120th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived by Holders of a majority of the principal amount of Outstanding Notes). On such 120th day after such Event of Default (if the Event of Default relating to such obligation is not cured or waived by the Holders of not less than a majority in principal amount of Outstanding Notes prior to such 120th day), such additional interest will cease to accrue and the Notes will be subject to acceleration as provided in the Indenture. The provisions of this paragraph will not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay the additional interest upon such Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided in the Indenture.

In order to elect to pay the additional interest as the sole remedy during the first 120 days after the occurrence of an Event of Default relating to the failure by the Company to comply with the obligation set forth in Section 704 of the Base Indenture or any failure to comply with Section 314(a)(1) of the Trust Indenture Act in accordance with the immediately preceding paragraph, the Company must notify all Holders, the Trustee and the Paying Agent of such election by delivering to the Trustee an Officers’ Certificate as provided below on or before the close of business on the date on which such Event of Default first occurs. Upon the Company’s failure to deliver such Officers’ Certificate or pay the additional interest specified in the immediately preceding paragraph, the Notes will be subject to acceleration as provided in the Indenture.

If additional interest is payable by the Company, the Company shall deliver to the Trustee an Officers’ Certificate to the effect stating that (i) the amount of such additional interest that is payable and (ii) the date on which such additional interest is payable. Unless and until a Responsible Officer of the Trustee receives certificate, the Trustee may assume without inquiry that no additional interest is payable. If the Company has paid additional interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

As contemplated by Section 301 and the definition of “Event of Default” in Section 501 of the Base Indenture, Section 501(3) of the Base Indenture shall be inapplicable to the Notes.

Section 5.03 Rights of Holders to Receive Payment.

In addition to the provisions set forth in Section 508 of the Base Indenture, with respect to the Notes, the following paragraph shall be inserted as a new second paragraph of Section 508 of the Base Indenture:

“Notwithstanding any other provision of this Indenture, the right of any Holder to convert the Note in accordance with this Indenture, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.”

Section 5.04 Waiver of Past Defaults.

For purposes of the Notes, the phrase “or in the payment of the Fundamental Change Repurchase Price (or accrued and unpaid interest, if any, payable as provided in the Indenture, upon Repurchase Upon Fundamental Change),” shall be inserted at the end of Section 513(1) of the Base Indenture before “; or.”

ARTICLE VI

Trustee

This Article VI shall apply to the Notes in addition to Article Six of the Base Indenture.

If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

For purposes of the Notes, the phrase, “or Bid Solicitation Agent” shall be inserted immediately following the term “Conversion Agent” in Section 607(3) of the Base Indenture.

For purposes of the Notes, the phrase “, Paying Agent, Security Registrar, Bid Solicitation Agent or Conversion Agent” shall be inserted immediately following the term “Authenticating Agent” in the first and third sentences of Section 604 of the Base Indenture. For purposes of the Notes, the phrase “, any Bid Solicitation Agent, any Conversion Agent” shall be inserted immediately following the term “Security Registrar” the first time it appears in Section 605 of the Base Indenture and “, Bid Solicitation Agent, Conversion Agent” immediately following the term “Security Registrar” the second time it appears in Section 605 of the Base Indenture.

ARTICLE VII

No Defeasance or Covenant Defeasance

Article Thirteen of the Base Indenture shall not apply to the Notes.

ARTICLE VIII

Discharge of Supplemental Indenture

This Article VIII shall apply to the Notes to Article Four of the Base Indenture.

Section 8.01 Satisfaction and Discharge of Supplemental Indenture.

For the purposes of the Notes, the following paragraph shall replace the first paragraph of Section 401 of the Base Indenture in its entirety.

When (1) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 of the Base Indenture and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003 of the Base Indenture) and not theretofore canceled, or (2) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have (a) been deposited for conversion and the Company shall deliver to the Trustee or the Holders cash and, to the extent applicable, shares of

Common Stock or other securities, sufficient to pay all amounts owing, and deliver all securities deliverable, in respect of all Notes (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 of the Base Indenture and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003 of the Base Indenture) not theretofore canceled or delivered to the Trustee for cancellation or (b) become due and payable on the Maturity Date, or Fundamental Change Repurchase Date, as applicable, and the Company shall deposit with the Trustee cash and, to the extent applicable, shares of Common Stock or other securities, sufficient to pay all amounts owing, and deliver all securities deliverable, in respect of all Notes (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 of the Base Indenture and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003 of the Base Indenture) not theretofore canceled or delivered to the Trustee for cancellation, including the principal amount and interest (including any additional interest) accrued and unpaid to such Maturity Date or Fundamental Change Repurchase Date, as the case may be, and if in either case (1) or (2) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company and the Company shall also deliver or cause to be delivered all other securities deliverable hereunder by the Company, then this Indenture with respect to the Notes shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes; (ii) rights hereunder of Holders to receive payments of the amounts then due, including interest (including any additional interest) with respect to the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee; and (iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under this Indenture with respect to the Notes), and the Trustee, on demand of the Company accompanied by a Company Request and an Opinion of Counsel as required by Section 8.02 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Notes.

Section 8.02 Officers’ Certificate; Opinion of Counsel.

For the purposes of the Notes, the following paragraph shall be a new Section 403 of the Base Indenture.

Upon any application or demand by the Company to the Trustee to take any action under Section 8.01, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with. Each Officers’ Certificate and Opinion of Counsel shall include the statements required by Section 102 of the Base Indenture.

Section 8.03 Reinstatement.

For the purposes of the Notes, the following paragraph shall be a new Section 404 of the Base Indenture.

If the Trustee or Paying Agent is unable to apply any money or delivery any securities to the Holders entitled thereto by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Indenture; provided, however, that if the Company has made any payment of amounts due with respect to any Notes because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

This Article IX shall apply to the Notes in addition to Article Nine of the Base Indenture.

Section 9.01 Without Consent of Holders.

In addition to the provisions set forth in Section 901 of the Base Indenture, with respect to the Notes, the Company, the Guarantors and the Trustee, may amend or supplement this Indenture or the Notes without the consent of any Holder:

(i) to comply with Section 10.11;

(ii) to reduce the Conversion Price;

(iii) to make adjustments in accordance with this Indenture to the right to convert the Notes upon certain reclassifications or changes in the Common Stock and certain consolidations, mergers and binding share exchanges and upon the sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets; or

(iv) to make provisions with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture.

Section 9.02 With Consent of Holders.

For the purposes of the Notes, in addition to clauses (1)-(8) of the first paragraph of Section 902 of the Base Indenture, without the consent of each Holder of each Outstanding Note affected thereby, an amendment, supplement or waiver, including a waiver pursuant to Section 5.04, the Company may not:

(a) reduce the Fundamental Change Repurchase Price of the Notes or amend or modify, in a manner adverse to Holders, the provisions with respect to the right of Holders pursuant to Article III to require the Company to repurchase Notes upon the occurrence of a Fundamental Change, whether through an amendment or waiver of provisions in the definitions in such Article III or otherwise; or

(b) except as permitted by the Indenture, increase the Conversion Price, reduce the Conversion Rate or modify the provisions of the Indenture relating to the conversion of the Notes in a manner adverse to the Holders.

It shall not be necessary for any Act of the Holders under Section 902 of the Base Indenture and this Section 9.02 to approve the particular form of any proposed amendment, supplement or wavier, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03 Mailing.

Promptly after an amendment, supplement or waiver under Article Nine of the Base Indenture as supplemented by Section 9.01 or this Section 9.03 becomes effective, the Company shall mail, or cause to be mailed, to Holders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

After an amendment, supplement or waiver becomes effective with respect to the Notes, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 902 of the Base Indenture or Section 9.02 of this Supplemental Indenture, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Note that evidences the same debt as the consenting Holder’s Note, every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

Section 9.05 Trustee Protected.

The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to Article Nine of the Base Indenture and this Article IX; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to Article Nine of the Base Indenture and this Article IX that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officers’ Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture and that all conditions precedent to the execution of such supplemental indenture have been fulfilled.

ARTICLE X

Conversion

Section 10.01 Conversion Privilege.

(A) Subject to the provisions of Article III and this Article X, the Notes shall be convertible, in integral multiples of $1,000 principal amount, into cash or a combination of cash and shares of Common Stock in accordance with this Article X and as set forth below if any of the following conditions are satisfied:

(i) Conversion Based on Closing Sale Price of Common Stock. Prior to the close of business on the second Business Day immediately preceding the Maturity Date and subject to earlier repurchase pursuant to Article III, the Notes may be surrendered for conversion during any calendar quarter (and only during that quarter) after the calendar quarter ending September 30, 2008, if the Closing Sale Price for each of twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds one hundred and thirty percent (130%) of the Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter. Solely for purposes of determining whether the Notes shall have become convertible pursuant to this Section 10.01(A)(i), the Board of Directors shall, in its good faith determination, which shall be described in a Board Resolution, make appropriate adjustments to the Closing Sale Price and/or such Conversion Price used to determine whether the Notes shall have become convertible pursuant to this Section 10.01(A)(i) to account for any adjustments to the Conversion Rate that shall have become effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date (or effective date) of such event occurs, during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter.

(ii) Conversion Upon Satisfaction of Trading Price Condition. Prior to the close of business on the second Business Day immediately preceding the Maturity Date and subject to earlier repurchase pursuant to Article III, the Notes may be surrendered for conversion during the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period (such five (5) consecutive Trading Day period, the “Note Measurement Period”) in which the average Trading Price per $1,000 principal amount of the Notes was equal to or less than ninety-seven percent (97%) of the average Conversion Value per $1,000 principal amount of Notes during the Note Measurement Period (such condition, the “Trading Price Condition”). The Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination in a Company Order, and the Company shall have no obligation to make such request unless a Holder of at least $1.0 million in aggregate principal amount of Notes provides the Company with reasonable evidence that the Trading

Price per $1,000 principal amount of the Notes would be equal to or less than ninety-seven percent (97%) of the Conversion Value per $1,000 principal amount of Notes on that Trading Day. Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent in a Company Order to determine the Trading Price per $1,000 principal amount of the Notes for each of the five (5) successive Trading Days immediately after the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied. The Bid Solicitation Agent will have no liability for the accuracy, sufficiency or availability of information it obtains or fails to obtain at the Company’s request, including any bid quotation or Trading Price with respect to the Notes. For purposes of this paragraph, the “Conversion Value” per $1,000 principal amount of Notes, on a given Trading Day, means the product of the Closing Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day.

(iii) Conversion Upon Certain Distributions. If the Company takes any action, or becomes aware of any event, that would require an adjustment to the Conversion Rate pursuant to Sections 10.05(B), 10.05(C), 10.05(D) or 10.05(E), the Notes may be surrendered for conversion beginning on the date the Company mails the notice to the Holders as provided in Section 10.10 (or, if earlier, the date the Company is required to mail such notice) and at any time thereafter until the close of business on the Business Day immediately preceding the Ex-Date) of the applicable transaction or the expiration date for such transaction or until the Company announces that such transaction will not take place.

(iv) Conversion Upon Occurrence of Certain Corporate Transactions. If either:

(a) a Fundamental Change or a Make-Whole Fundamental Change occurs; or

(b) the Company is a party to a consolidation, amalgamation, statutory arrangement, merger or binding share exchange pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property;

then, in each case, the Notes may be surrendered for conversion at any time during the period that begins on, and includes, the date that is thirty (30) calendar days prior to the date originally announced by the Company as the anticipated effective date of such transaction (which anticipated effective date the Company shall disclose, in good faith, in the written notice, public announcement and publication referred to in Section 10.01(D)) and ends on, and includes, the date that is the thirtieth (30th) calendar day after the actual effective date of such transaction; provided, however, that if such transaction is a Make-Whole Fundamental Change, then the Notes may also be surrendered for conversion at any time during the Make-Whole Conversion Period applicable to such Make-Whole Fundamental Change; provided, further, that if such transaction is a Fundamental Change, then the Notes may also be surrendered for conversion at any time until, and including, the Fundamental Change Repurchase Date applicable to such Fundamental Change.

(v) Conversion during Specified Periods. The Notes may be surrendered for conversion at any time from, and including, February 1, 2015 until the close of business of the second (2nd) Business Day immediately preceding August 1, 2015 or earlier repurchase.

(B) Notwithstanding anything herein to the contrary, the right to convert the Notes pursuant to this Article X shall terminate at the close of business on the Business Day immediately preceding the Maturity Date.

(C) The initial Conversion Rate shall be 11.4106 shares of Common Stock per $1,000 principal amount of Notes. The Conversion Rate shall be subject to adjustment in accordance with Sections 10.05 through 10.14.

(D) Whenever any event described in this Section 10.01 shall occur which shall cause the Notes to become convertible as provided in this Article X, the Company shall promptly deliver, in accordance with Section 106 of the Base Indenture, written notice of the convertibility of the Notes to the Trustee and each Holder and shall, as soon practicable, but in no event later than the open of business on the first date the Notes shall become convertible as provided in this Article X as a result of such event, publicly announce, through a reputable national newswire service, and publish on the Company’s website, that the Notes have become convertible. Such written notice, public announcement and publication shall include:

(i) a description of such event;

(ii) a description of the periods during which the Notes shall be convertible as provided in this Article X as a result of such event;

(iii) the anticipated effective date of such event, if applicable under Section 10.1(A)(iv); and

(iv) the procedures Holders must follow to convert their notes in accordance with this Article X, including the name and address of the Conversion Agent.

If the Company shall fail to mail the notice or make the public announcement or publication on or before the open of business on the first date the Notes shall become convertible as provided in this Article X as a result of such event, then (1) the Notes shall remain convertible for an additional Business Day for each Business Day, on or after such first date the Notes become convertible, that the Company shall fail to mail such notice or make such public announcement or publication (an “Extension Period”); and (2) if the event causing the Notes to become convertible shall be a Make-Whole Fundamental Change, then, the increased Conversion Rate applicable, pursuant to Section 10.14, to Notes surrendered within the time periods specified in Section 10.14 shall continue to apply to Notes surrendered for conversion during any such Extension Period.

(E) A Holder may convert a portion of the principal amount of a Note if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of such Note.

Section 10.02 Conversion Procedure and Payment upon Conversion.

(A) To convert a Physical Note, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Note, and deliver such Conversion Notice to the Conversion Agent, (2) surrender the Note to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Securities Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder must pay in accordance with Section 10.02(C) and (5) pay any tax or duty if required pursuant to Section 10.03. To convert an interest in a Global Note, a Holder must comply with DTC’s then applicable conversion program procedures. To convert a Global Note, a Holder must comply with the procedures of the Depositary. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. If a Note is tendered for conversion in accordance with this Article X, then:

(i) the Company shall deliver, through the Conversion Agent, to the Holder of such Note an amount of cash and, if applicable, a number of shares of Common Stock (the “Settlement Amount”) equal to the sum of the Daily Settlement Amounts for each Trading Day in the Cash Settlement Averaging Period for such conversion;

(ii) the Company shall pay or deliver, as the case may be, such Settlement Amount as soon as practicable following the Conversion Date applicable to such conversion, but in no event more than three (3) Business Days after the last Trading Day in the Cash Settlement Averaging Period applicable to such conversion; provided, however, that any Make-Whole Consideration payable pursuant to Section 10.14 shall be delivered by the Company within the time period specified in Section 10.14(D); and

(iii) if the Settlement Amount includes shares of Common Stock, at and after the close of business on the last Trading Day in such Cash Settlement Averaging Period, the Person in whose name such certificate representing such shares of Common Stock, if any, is to be registered shall be treated as a stockholder of record with respect to such shares of Common Stock, and all rights of the Holder of such Note shall terminate, other than the right to receive the consideration payable or deliverable, as the case may be, upon conversion of such Note as provided herein;

(B) “Cash Settlement Averaging Period” shall mean, with respect to a Note that is surrendered for conversion in accordance with this Article X, either (i) if such Note is converted during the period beginning on the twenty-fifth (25th) Scheduled Trading Day immediately preceding the Maturity Date for the Notes, the twenty (20) consecutive Trading Days beginning on, and including, the twenty-second (22nd ) Scheduled Trading Day immediately preceding the Maturity Date for the Notes; or (ii) in all other circumstances, the twenty (20) consecutive Trading-Day period beginning on, and including, the third (3rd) Trading Day after the Conversion Date for such conversion.

“Daily Conversion Value” shall mean, with respect to a Trading Day, one-twentieth (1/20th) of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Volume-Weighted Average Price per share of Common Stock on such Trading Day.

The “Daily Settlement Amount,” for each of the 20 Trading Days during the Cash Settlement Averaging Period, in respect of each $1,000 principal amount of converted Notes, consists of (x) cash equal to the lesser of $50.00 and the Daily Conversion Value; and (y) if such Daily Conversion Value exceeds $50.00, a number of shares of Common Stock (the “Daily Share Amount”) equal to (A) the difference between such Daily Conversion Value and $50.00, divided by (B) the “Volume-Weighted Average Price” of Common Stock for such Trading Day (subject to the Company’s right to pay cash in lieu of all or a portion of such shares of Common Stock, as described in the immediately succeeding paragraph).

By the close of business on the Business Day immediately preceding the first Scheduled Trading Day of the relevant Cash Settlement Averaging Period (or, with respect to any Conversion Date for Notes that occurs on or after the 25th Scheduled Trading Day immediately preceding the Maturity Date for the payment of principal on the Notes, on or prior to such 25th Scheduled Trading Day), the Company may specify a percentage of the Daily Share Amounts for the relevant Cash Settlement Averaging Period (or for certain specified Holders with a given Cash Settlement Averaging Period) that will be settled in cash (the “Cash Percentage”), and the Company will concurrently notify the Holders and the Trustee of such Cash Percentage (the “Cash Percentage Notice”). The Company will treat all Holders with the same Cash Settlement Averaging Period in the same manner. The Company will not, however, have any obligation to settle its conversion obligations arising with respect to different Cash Settlement Averaging Periods in the same manner. If the Company elects to specify a Cash Percentage, the amount of cash that the Company will deliver in lieu of all or the applicable portion of the Daily Share Amount in respect of each Trading Day in the relevant Cash Settlement Averaging Period will equal: (i) the Cash Percentage, multiplied by (ii) the Daily Share Amount for such Trading Day (assuming the Company has not specified a Cash Percentage), multiplied by (iii) the Volume-Weighted Average Price per share of Common Stock for such Trading Day. The number of shares of Common Stock deliverable in respect of each such Trading Day in the relevant Cash Settlement Averaging Period will be the Daily Share Amount (assuming the Company had not specified a Cash Percentage), multiplied by a percentage equal to 100% minus the Cash Percentage. If the Company does not specify a Cash Percentage, the Company must settle 100% of the Daily Share Amount for each Trading Day in such Cash Settlement Averaging Period by delivering shares of Common Stock.

The “Volume-Weighted Average Price” per share of Common Stock on a Trading Day shall mean the volume-weighted average price per share of Common Stock on the New York Stock Exchange or, if the Common Stock shall not be listed on the New York Stock Exchange, on the principal exchange or over-the-counter market on which the Common Stock shall then be listed or traded, from 9:30 a.m. to 4:00 p.m. (New York City time) on such Trading Day as displayed under the heading “Bloomberg VWAP” on Bloomberg page “MEE.N <Equity> AQR” (or any successor thereto); provided, however, that if such volume-weighted average price shall not be available, then the amount to be used as the Volume-Weighted Average Price on such Trading Day for purposes hereof shall be the market value per share of Common Stock on such Trading Day determined by a nationally recognized investment banking firm retained for such purpose by the Company.

(C) Except as provided in the Notes or in this Article X, no payment or adjustment will be made for accrued interest on a converted Note or for dividends on any Common Stock issued on or prior to conversion. If any Holder surrenders a Note for conversion after the close of business on the Regular Record Date for the payment of an installment of interest and prior to the related Interest Payment Date, then, notwithstanding such conversion, the interest payable with respect to such Note on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Note at the close of business on such Regular Record Date; provided, however, that such Note, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such Interest Payment Date on the portion so converted unless either (i) the Company shall have, in respect of a Fundamental Change, specified a Fundamental Change Repurchase Date which is after such Regular Record Date and on or before such Interest Payment Date; or (ii) such Note is surrendered for conversion after the close of business on the Regular Record Date immediately preceding the Maturity Date; provided further, however, that, if the Company shall have, prior to the Conversion Date with respect to a Note, defaulted in a payment of interest on such Note, then in no event shall the Holder of such Note who surrenders such Note for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to Section 2.09 or otherwise (it being understood that nothing in this Section 10.02(C) shall affect the Company’s obligations under Section 2.09).

(D) If a Holder converts more than one Note at the same time, the number of full shares of Common Stock issuable upon such conversion, if any, shall be based on the aggregate principal amount of all Notes converted.

(E) Upon surrender of a Note that is converted in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unconverted portion of the Note surrendered.

(F) If the last day on which a Note may be converted is a not a Business Day, the Note may be surrendered to that Conversion Agent on the next succeeding day that is a Business Day.

(G) The Company shall not issue fractional shares of Common Stock upon conversion of the Notes and instead shall pay a cash adjustment for fractional shares of Common Stock based on the Volume-Weighted Average Price per share of Common Stock on the last Trading Day of the relevant Cash Settlement Averaging Period.

Section 10.03 Taxes on Conversion.

If a Holder converts its Note, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of shares of Common Stock upon the conversion. However, such Holder shall pay any such tax or duty which is due because such shares of Common Stock are issued in a name other than such Holder’s name. The Conversion Agent may refuse to deliver a certificate representing the shares of Common Stock to be issued in a name other than such Holder’s name until the

Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 10.04 Company to Provide Stock.

The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the Notes, with the amount to be reserved to be equal to the product of (a) the Outstanding principal amount of Notes divided by 1,000 multiplied by (b) the applicable Conversion Rate.

All shares of Common Stock which may be issued upon conversion of the Notes shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes and shall list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed.

Section 10.05 Adjustment of Conversion Rate.

The Conversion Rate shall be subject to adjustment, without duplication, upon the occurrence of any of the following events:

(A) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after the open of business on the Ex-Date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be, after giving effect to such dividend or distribution or such share split or share combination, as the case may be.

Such adjustment shall become effective immediately after the opening of business on the Ex-Date for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 10.05(A) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(B) If the Company shall distribute to all or substantially all holders of its Common Stock any rights, options or warrants entitling them for a period of not more than forty-five (45) calendar days from the record date of such distribution to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;

OS0	=	the number of shares of the Common Stock that are outstanding immediately prior to the open of business on the Ex-Date for such distribution;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution of such rights, options or warrants.

Such adjustment shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the opening of business on the Ex-Date for such distribution. The Company shall not issue any such rights, options or warrants in respect of shares of the Common Stock held in treasury by the Company. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Ex-Date for such distribution had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Closing Sale Prices over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors. In no event shall the Conversion Rate be decreased pursuant to this Section 10.05(B).

(C) In case the Company shall distribute shares of its Capital Stock, evidences of its Indebtedness or other of its assets or property, other than (i) dividends or distributions covered by Section 10.05(A) and Section 10.05(B), (ii) dividends or distributions paid exclusively in cash, and (iii) Spin-Offs to which the provisions set forth below in this Section 10.05(C) shall apply (any of such shares of Capital Stock, indebtedness, or other asset or property hereinafter in this Section 10.05(C) called the “Distributed Property”), to all or substantially all holders of its Common Stock, then, in each such case the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV	=	the fair market value on the Ex-Date for such distribution (as determined by the Board of Directors) of the Distributed Property distributed per share of the Common Stock.

Such adjustment shall become effective immediately prior to the opening of business on the Ex-Date for such distribution; provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive on the date on which the Distributed Property is distributed to Holders of Common Stock, for each $1,000 principal amount of Notes the amount of Distributed Property such Holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines “FMV” for purposes of this Section 10.05(C) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices over the ten (10) consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution.

With respect to an adjustment pursuant to this Section 10.05(C) where there has been a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the tenth (10th) Trading Day immediately following, and including, the Ex-Date for the Spin-Off will be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the tenth Trading Day immediately following, and including, the Ex-Date for the Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the Ex-Date for the Spin-Off;

FMV	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the ten (10) consecutive Trading-Day period immediately following, and including, the Ex-Date for the Spin-Off; and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the first ten (10) consecutive Trading-Day period immediately following and including the Ex-Date for the Spin-Off.

The adjustment to the Conversion Rate under the preceding paragraph shall become effective at the close of business on the tenth (10th) Trading Day immediately following, and including, the Ex-Date for the Spin-Off; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten (10) Trading Days immediately following, and including, the Ex-Date for any Spin-Off, references in the portion of this Section 10.05(C) related to Spin-Offs to ten (10) Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed between the Ex-Date for such Spin-Off and the Conversion Date for such conversion.

For purposes of this Section 10.05(C), Section 10.05(A), and Section 10.05(B), any dividend or distribution to which this Section 10.05(C) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock to which Section 10.05(B) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights, options or warrants to which Section 10.05(C) applies (and any Conversion Rate adjustment required by this Section 10.05(C) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustment required by Section 10.05(A) and Section 10.05(B) with respect to such dividend or distribution shall then be made), except (A) the Ex-Date of such dividend or distribution shall be substituted as “the Ex-Date,” “the Ex-Date relating to such distribution of such rights, options or warrants” and “the Ex-Date for such distribution” within the meaning of Section 10.05(A) and Section 10.05(B) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex-Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be” within the meaning of Section 10.05(A) or “outstanding immediately prior to the Ex-Date for such dividend or distribution” within the meaning of Section 10.05(B).

In no event shall the Conversion Rate be decreased pursuant to this Section 10.05(C).

(D) If any cash dividend or distribution is made to all or substantially all holders of its Common Stock, excluding the first dividend or distribution with an Ex-Date in any calendar quarter if such dividend or distribution does not exceed $0.05 per share (the “Dividend Threshold Amount”), the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such dividend or distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period immediately preceding the Ex-Date for such dividend or distribution;

DTA	=	the Dividend Threshold Amount, in the case of the first dividend or distribution with an Ex-Date in any calendar quarter or zero, in the case of any dividend or distribution in a calendar quarter that is not the first such dividend or distribution in such calendar quarter. The Dividend Threshold Amount shall be subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted; provided that, no adjustment will be made to the Dividend Threshold Amount for any adjustment made to the Conversion Rate as described in this Section 10.05(D); and

C	=	the amount in cash per share the Company distributes to holders of its Common Stock.

Such adjustment shall become effective immediately after the opening of business on the Ex-Date for such dividend or distribution; provided that if “C” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to holders of Common Stock, for each $1,000 principal amount of Notes, the amount of cash such holder would have received had such holder owned a number of shares equal to the Conversion Rate on the record date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, for purposes of this Section 10.05(D), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 10.05(D), references in this Section to one share of Common Stock or Closing Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

In no event shall the Conversion Rate be decreased pursuant to this Section 10.05(D).

(E) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the ten (10) consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the close of business on the last day Trading Day of the ten (10) consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP1	=	the average of the Closing Sale Prices over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

Such adjustment shall become effective at the close of business on the tenth Trading Day immediately following, but excluding, the date such tender offer or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten (10) Trading Days immediately following, but excluding, the date that any such tender offer or exchange offer expires, references in this Section 10.05(E) to ten (10) Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed between the date that such tender offer or exchange offer expires and the Conversion Date for such conversion. If the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any or all or any portion of such purchases or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that had been effected. In no event shall the Conversion Rate be decreased pursuant to this Section 10.05(E).

(F) In addition to the foregoing adjustments in subsections (A), (B), (C), (D) and (E) above, the Company, from time to time and to the extent permitted by law and by the rules of the New York Stock Exchange, may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days or such longer period as may be required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company. Such Conversion Rate increase shall be irrevocable during such period. The Company shall give notice to the Trustee and cause notice of such increase to be mailed to each Holder of Notes at such Holder’s address as the same appears on the registry books of the Registrar, at least fifteen (15) days prior to the date on which such increase commences.

(G) Notwithstanding this Section 10.05 or any other provision of the Indenture or the Notes, if any Conversion Rate adjustment becomes effective, or any Ex-Date for any issuance, dividend or distribution (relating to a required Conversion Rate adjustment) occurs, during the period beginning on, and including, the open of business on a Conversion Date and ending on, and including, the close of business on the last Trading Day of the related Cash Settlement Averaging Period, the Board of Directors shall make adjustments to the Conversion Rate and the amount of cash or number of shares of Common Stock, if any, issuable upon conversion of the Notes, as the case may be, as is be necessary or appropriate to effect the intent of this Section 10.05 and the other provisions of Article X and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors. Any adjustment made pursuant to this Section 10.05(G) shall apply in lieu of the adjustment that would otherwise be applicable.

(H) The term “Ex-Date” (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer or exchange offer means the first date on which the Common Stock trades the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended).

Section 10.06 No Adjustment.

No adjustment in the Conversion Rate pursuant to Section 10.05 shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate); provided, however, that any adjustments to the Conversion Rate which by reason of this Section 10.06 are not required to be made shall be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further, that at the end of each fiscal year of the Company, beginning with the fiscal year ending on December 31, 2008, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 10.06 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further, that if a Fundamental Change or Make-Whole Fundamental Change occurs, or if the Notes shall become convertible pursuant to Section 10.01(A)(iii) or Section 10.01(A)(iv), then, in each case, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 10.06 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate. All calculations under this Article X shall be made to the nearest cent or to the nearest one-ten-thousandth of a share, as the case may be.

No adjustment shall be made to the conversion rate for any of the transactions or events described in Section 10.05(A), Section 10.05(B), Section 10.05(C), Section 10.05(D) or Section 10.05(E) if the Company makes provision for each Holder to participate in the transaction or event at the same time holders of Common Stock participate without conversion as if such Holder held a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Date or effective date, as the case may be, for such transaction or event, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

Section 10.07 Other Adjustments.

In the event that, as a result of an adjustment made pursuant to this Article X, the Holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than shares of Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article X.

Section 10.08 Adjustments for Tax Purposes.

(A) Except as prohibited by law or by the rules of the New York Stock Exchange, the Company may make such increases in the Conversion Rate, in addition to those required by Section 10.05 hereof, as it determines to be advisable in order to diminish tax to holders of Common Stock in connection with any dividend or distribution with respect to the Common Stock.

The Company shall give notice to the Trustee and cause notice of such increase (including the duration of such increase) to be mailed to each Holder of Notes at such Holder’s address as the same appears on Security Register for the Notes, at least fifteen (15) days prior to the date on which such increase commences.

(B) If the Conversion Rate of the Notes is adjusted pursuant to Article X, to the extent such adjustment results in a constructive distribution to beneficial owners of the Notes under Section 305 of the Internal Revenue Code of 1986, as amended, the Company may, to the extent required by law, recoup or set-off such liability against any payments (whether in cash or Common Stock) made with respect to the Notes (or any Common Stock received upon conversion thereof) to such beneficial owners.

Section 10.09 Notice of Adjustment.

Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

Section 10.10 Notice of Certain Transactions.

In the event that:

(1) the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Rate,

(2) the Company takes any action that would require a supplemental indenture pursuant to Section 10.11, or

(3) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in clause (1), (2) or (3) of this Section 10.10. The Company shall mail such notice at least twenty (20) days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 10.10.

Section 10.11 Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege.

If any of the following shall occur, namely: (i) any reclassification or change in the Common Stock issuable upon conversion of Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Common Stock), (ii) any consolidation, amalgamation, statutory arrangement, merger or binding share exchange to which the Company is a party other than a merger in which the Company is the continuing Person and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock or (iii) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets, in each case pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then the Company or such successor or purchasing Person, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that, at and after the effective time of such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Holder of each Note then outstanding shall have the right to convert such Note (if otherwise convertible pursuant to this Article X) into the kind and amount of cash, securities or other property (collectively, “Reference Property”) receivable upon such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition by a holder of a number of shares of Common Stock equal to a fraction whose denominator is one thousand (1,000) and whose numerator is the product of the principal amount of such Note and the Conversion Rate in effect immediately prior to such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition (assuming, if holders of Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, that the Collective Election shall have been made with respect to such election); provided, however, that at and after the effective time of such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the portion of each Daily Settlement Amount payable hereunder upon the conversion of a Note shall continue to be payable in cash and the Daily Conversion Value and Daily Share Amount shall be calculated based on the volume-weighted average price (or, if such price is not available, the fair value) of the Reference Property instead of the Volume-Weighted Average Price per share of Common Stock; provided further, that if the Reference Property consists solely of cash and such effective time shall occur on or before the third (3 rd) Business Day after the last Trading Day in the Cash Settlement Averaging Period applicable to the conversion of a Note, then (I) in lieu of the consideration that is due upon such conversion pursuant to Section 10.02 and Section 10.14, the consideration due upon such conversion shall consist of cash in an amount, per $1,000 principal amount of Notes being converted, equal to the product of (1) the amount of cash paid per share of Common Stock pursuant to such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and (2) the Conversion Rate in effect at the close of business on the Conversion Date for such conversion (after giving effect to any increase in the Conversion Rate pursuant to Section 10.14); and (II) such consideration shall be paid by the Company no later than the third (3rd) Business Day after the later of (1) such Conversion Date and (2) such effective date.

If holders of Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then the Company shall make adequate provision to give Holders, treated as a single class, a reasonable opportunity to elect (the “Collective Election”) the form of such consideration for purposes of determining the composition of the Reference Property referred to in the immediately preceding sentence, and once such election is made, such election shall apply to all Holders after the effective time of such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition.

The supplemental indenture referred to in the first paragraph of this Section 10.11 shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article X. The foregoing, however, shall not in any way affect the right a Holder of a Note may otherwise have, pursuant to Section 10.05(C) or Section 10.13, to receive rights or warrants upon conversion of a Note. If, in the case of any such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution). The provisions of this Section 10.11 shall similarly apply to successive reclassifications, changes, consolidations, amalgamations, statutory arrangements, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

In the event the Company shall execute a supplemental indenture pursuant to this Section 10.11, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and any adjustment to be made with respect thereto.

The Company shall not become a party to any such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition unless the terms thereof are consistent with this Section 10.11.

Section 10.12 Trustee’s Disclaimer.

The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to

Section 10.09 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this Article X.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.11, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.11 hereof.

Section 10.13 Rights Distributions Pursuant to Stockholders’ Rights Plans.

Upon conversion of any Note or a portion thereof, the Company shall make provision for the Holder thereof, to the extent such Holder is to receive shares of Common Stock upon such conversion, to receive, in addition to, and concurrently with the delivery of, the consideration otherwise payable hereunder upon such conversion, the rights described in any stockholders’ rights plan (i.e., poison pill) the Company may have in effect at such time, unless such rights have separated from the Common Stock at the time of such conversion, in which case the Conversion Rate shall be adjusted upon such separation in accordance with Section 10.05(C).

Section 10.14 Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes.

(A) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Note that is surrendered for conversion, in accordance with this Article X, at any time during the period (the “Make-Whole Conversion Period”) that begins on, and includes, the effective date of a Make-Whole Fundamental Change and ends on, and includes, the date that is forty (40) Business Days after the actual effective date of such Make-Whole Fundamental Change (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, the Fundamental Change Repurchase Date applicable to such Fundamental Change, if earlier) shall be increased to an amount equal to the Conversion Rate that would, but for this Section 10.14, otherwise apply to such Note pursuant to this Article X, plus an additional number of shares of Common Stock equal to the Make-Whole Applicable Increase.

The additional consideration payable hereunder on account of any Make-Whole Applicable Increase with respect to a Note surrendered for conversion is herein referred to as the “Make-Whole Consideration.” For avoidance of doubt, the amount of the Make-Whole Consideration due upon the conversion of a Note shall be based on the Cash Settlement Averaging Period and Volume-Weighted Average Prices applicable to such conversion pursuant to Section 10.02 except as otherwise provided in Section 10.11.

(B) As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the effective date of such Make-Whole Fundamental Change (the “Effective Date”) and the Applicable Price of such Make-Whole Fundamental Change:

	Effective Date
Applicable Price	August 6, 2008	August 1, 2009	August 1, 2010	August 1, 2011	August 1, 2012	August 1, 2013	August 1, 2014	August 1, 2015
$61.50	4.8496	4.8496	4.8496	4.8496	4.8496	4.8496	4.8496	4.8496
$65.00	4.8496	4.8496	4.8299	4.6857	4.5196	4.3042	4.0249	3.9740
$70.00	4.6066	4.4181	4.2479	4.0807	3.8808	3.6141	3.2373	2.8751
$75.00	4.1331	3.9426	3.7635	3.5801	3.3565	3.0540	2.6079	1.9227
$80.00	3.7311	3.5406	3.3561	3.1621	2.9225	2.5962	2.1046	1.0894
$85.00	3.3867	3.1976	3.0106	2.8099	2.5604	2.2197	1.7020	0.3541
$90.00	3.0893	2.9027	2.7150	2.5109	2.2561	1.9085	1.3799	––
$95.00	2.8304	2.6473	2.4604	2.2552	1.9987	1.6497	1.1220	––
$100.00	2.6037	2.4245	2.2397	2.0352	1.7796	1.4336	0.9155	––
$105.00	2.4040	2.2290	2.0471	1.8448	1.5921	1.2522	0.7501	––
$110.00	2.2270	2.0565	1.8782	1.6790	1.4308	1.0993	0.6174	––
$115.00	2.0694	1.9036	1.7292	1.5340	1.2914	0.9698	0.5108	––
$120.00	1.9284	1.7674	1.5973	1.4065	1.1703	0.8597	0.4251	––
$130.00	1.6875	1.5360	1.3749	1.1941	0.9720	0.6852	0.3003	––
$140.00	1.4900	1.3478	1.1961	1.0259	0.8187	0.5561	0.2187	––
$150.00	1.3260	1.1927	1.0501	0.8906	0.6983	0.4591	0.1646	––
$160.00	1.1882	1.0633	0.9295	0.7805	0.6025	0.3852	0.1284	––
$170.00	1.0712	0.9541	0.8288	0.6896	0.5252	0.3280	0.1036	––
$180.00	0.9709	0.8611	0.7437	0.6140	0.4621	0.2832	0.0863	––
$190.00	0.8841	0.7812	0.6712	0.5503	0.4101	0.2475	0.0740	––
$200.00	0.8086	0.7119	0.6089	0.4961	0.3666	0.2188	0.0649	––

provided, however, that:

(i) if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) prices listed in the table above under the column titled “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such two prices, or for such two dates based on a three hundred and sixty-five (365) day year, as applicable;

(ii) if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $200.00 per share (subject to adjustment as provided in Section 10.14(B)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $61.50 per share (subject to adjustment as provided in Section 10.14(B)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);

(iii) if an event occurs that requires, pursuant to this Article X (other than solely pursuant to this Section 10.14), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, (A) each price set forth in the table above under the column titled “Applicable Price” shall be deemed to be adjusted so that such price, at and after such time, shall be equal to the product of (1) such price as in effect immediately before such adjustment to such price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article X, immediately after such adjustment to the Conversion Rate; and (B) each Make-Whole Applicable Increase amount set forth in the table above shall be deemed to be adjusted on the same basis as the Conversion Rate is adjusted; and

(iv) in no event shall the Conversion Rate applicable to any Note be increased pursuant to this Section 10.14 to the extent, but only to the extent, such increase shall cause the Conversion Rate applicable to such Note to exceed 16.2602 shares per $1,000 principal amount (the “Make-Whole Cap”); provided, however, that the Make-Whole Cap shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to this Article X.

(C) As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (a) if such Make-Whole Fundamental Change constitutes a Common Stock Change Make-Whole Fundamental Change and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock in such Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid per share of Common Stock in such Make-Whole Fundamental Change; (b) if such Make-Whole Fundamental Change constitutes an Asset Sale Make-Whole Fundamental Change and the consideration paid for the property and assets of the Company or the Subsidiaries consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid for the property and assets of the Company, expressed as an amount per share of Common Stock outstanding on the Effective Date of such Make-Whole Fundamental Change; and (c) in all other cases, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a Board Resolution), to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex-Date of such event occurs, at any time during such five (5) consecutive Trading Days.

(D) The Make-Whole Consideration due upon a conversion of a Note by a Holder shall be paid as soon as practicable after the Conversion Date of such conversion, but in no event later than the third (3rd) Business Day after the later of (1) the date such Holder surrenders such Note for such conversion; (2) the last Trading Day in the applicable Cash Settlement Averaging Period; and (3) the Effective Date of the applicable Make-Whole Fundamental Change. The consideration in which the Make-Whole Consideration is payable shall be determined in accordance herewith, including, without limitation, in accordance with Section 10.02 and, to the extent applicable, Section 10.11.

(E) The Company shall mail to each Holder, in accordance with Section 106 of the Base Indenture, written notice of, and shall publicly announce, through a reputable national newswire service, and publish on the Company’s website, the anticipated effective date of such proposed Make-Whole Fundamental Change. Each such notice, announcement and publication shall also state that, in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Notes entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Notes must be surrendered in order to be entitled to such increase). As soon as practicable but no later than the third Business Day after the Effective Date of each Make-Whole Fundamental Change, the Company shall mail to Holders, in accordance with Section 106 of the Base Indenture, and to the Trustee, written notice of, and shall publicly announce, through a reputable national newswire service, and publish on the Company’s website, such Effective Date and the Make-Whole Applicable Increase applicable to such Make-Whole Fundamental Change.

(F) For avoidance of doubt, the provisions of this Section 10.14 shall not affect or diminish the Company’s obligations, if any, pursuant to Article III with respect to a Make-Whole Fundamental Change.

(G) Nothing in this Section 10.14 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.05 in respect of a Make-Whole Fundamental Change.

ARTICLE XI

Guarantees of Notes

The Notes shall be guaranteed by the Guarantors and Article Fifteen of the Base Indenture shall apply to the Notes.

Section 11.01 Execution and Delivery of Supplemental Indenture.

To further evidence a Note Guarantee set forth in Section 1501 of the Base Indenture, each Guarantor hereby agrees that this Supplemental Indenture shall be executed by either manual or facsimile signature of an Officer of each Guarantor. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 15.01 of the Base Indenture shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer of a Guarantor whose signature is on this Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Notes or at any time thereafter, such Guarantor’s Note Guarantee (pursuant to this Indenture) of such Note shall be valid nevertheless.

The delivery of the Notes by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of such Guarantor.

ARTICLE XII

Miscellaneous

Section 12.01 Duplicate Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

Section 12.02 Governing Law.

This Supplemental Indenture, the Notes and the Note Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 12.03 Trust Indenture Act Controls.

If any provision in this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the Trust Indenture Act, the required provision of the Trust Indenture Act shall control.

Section 12.04 Successors and Assigns.

All covenants and agreements in this Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not. All covenants and agreements in this Supplemental Indenture by the Trustee shall bind its successors and assigns, whether so expressed or not.

Section 12.05 Separability Clause.

In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.06 Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture or the Base Indenture and shall in no way modify or restrict any of the terms or provisions of this Supplemental Indenture or the Base Indenture.

Section 12.07 Calculations in Respect of the Notes.

The Company and its agents (including, without limitation, the Bid Solicitation Agent, with respect to the calculations required in Section 10.01) shall make all calculations under this Indenture and the Notes in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee as required hereunder, and, absent such manifest error, each of the Trustee and the Conversion Agent shall be entitled to rely on the accuracy of any such calculation without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder. The Trustee shall not be responsible for making any calculations required by the Indenture.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

MASSEY ENERGY COMPANY

By:	/s/ Eric B. Tolbert
Eric B. Tolbert
Vice President and Chief Financial Officer

[SIGNATURE PAGE FOR FIRST SUPPLEMENTAL INDENTURE]

A.T. MASSEY COAL COMPANY, INC.
ALEX ENERGY, INC.
ARACOMA COAL COMPANY, INC.
BANDMILL COAL CORPORATION
BANDYTOWN COAL COMPANY
BARNABUS LAND COMPANY
BELFRY COAL CORPORATION
BEN CREEK COAL COMPANY
BIG BEAR MINING COMPANY
BIG SANDY VENTURE CAPITAL CORP.
BLACK KING MINE DEVELOPMENT CO.
BLUE RIDGE VENTURE CAPITAL CORP.
BOONE EAST DEVELOPMENT CO.
BOONE ENERGY COMPANY
BOONE WEST DEVELOPMENT CO.
CENTRAL PENN ENERGY COMPANY, INC.
CENTRAL WEST VIRGINIA ENERGY COMPANY
CERES LAND COMPANY
CLEAR FORK COAL COMPANY
CRYSTAL FUELS COMPANY
DEHUE COAL COMPANY
DELBARTON MINING COMPANY
DEMETER LAND COMPANY
DOUGLAS POCAHONTAS COAL CORPORATION
DRIH CORPORATION
DUCHESS COAL COMPANY
DUNCAN FORK COAL COMPANY
EAGLE ENERGY, INC.
ELK RUN COAL COMPANY, INC.
FEATS VENTURE CAPITAL CORP.
GOALS COAL COMPANY
GREEN VALLEY COAL COMPANY
GREYEAGLE COAL COMPANY
HADEN FARMS, INC.
HANNA LAND COMPANY, LLC by ALEX ENERGY, INC., its Manager
HAZY RIDGE COAL COMPANY
HIGHLAND MINING COMPANY
HOPKINS CREEK COAL COMPANY
INDEPENDENCE COAL COMPANY, INC.
JACKS BRANCH COAL COMPANY
JOBONER COAL COMPANY
KANAWHA ENERGY COMPANY

[SIGNATURE PAGE FOR FIRST SUPPLEMENTAL INDENTURE]

KNOX CREEK COAL CORPORATION
LAUREN LAND COMPANY
LAXARE, INC.
LOGAN COUNTY MINE SERVICES, INC.
LONG FORK COAL COMPANY
LYNN BRANCH COAL COMPANY, INC.
MAJESTIC MINING, INC.
MARFORK COAL COMPANY, INC.
MARTIN COUNTY COAL CORPORATION
MASSEY COAL SALES COMPANY, INC.
MASSEY GAS & OIL COMPANY
MASSEY TECHNOLOGY INVESTMENTS, INC.
NEW MARKET LAND COMPANY
NEW RIDGE MINING COMPANY
NEW RIVER ENERGY CORPORATION
NICCO CORPORATION
NICHOLAS ENERGY COMPANY
OMAR MINING COMPANY
PEERLESS EAGLE COAL CO.
PERFORMANCE COAL COMPANY
PETER CAVE MINING COMPANY
PILGRIM MINING COMPANY, INC.
POWER MOUNTAIN COAL COMPANY
RAVEN RESOURCES, INC.
RAWL SALES & PROCESSING CO.
ROAD FORK DEVELOPMENT COMPANY, INC.
ROBINSON-PHILLIPS COAL COMPANY
RUM CREEK COAL SALES, INC.
RUSSELL FORK COAL COMPANY
SC COAL CORPORATION
SCARLET DEVELOPMENT COMPANY
SHANNON-POCAHONTAS COAL CORPORATION
SHANNON-POCAHONTAS MINING COMPANY
by:	SHANNON-POCAHONTAS COAL CORPORATION, its partner
by:	OMAR MINING COMPANY, its partner
SHENANDOAH CAPITAL MANAGEMENT CORP.
SIDNEY COAL COMPANY, INC.
SPARTAN MINING COMPANY
ST. ALBAN’S CAPITAL MANAGEMENT CORP.
STIRRAT COAL COMPANY

[SIGNATURE PAGE FOR FIRST SUPPLEMENTAL INDENTURE]

STONE MINING COMPANY
SUPPORT MINING COMPANY
SYCAMORE FUELS, INC.
T.C.H. COAL CO.
TALON LOADOUT COMPANY
TENNESSEE CONSOLIDATED COAL COMPANY
TENNESSEE ENERGY CORP.
THUNDER MINING COMPANY
TOWN CREEK COAL COMPANY
TRACE CREEK COAL COMPANY
TUCSON LIMITED LIABILITY COMPANY, by ALEX ENERGY, INC., its Manager
VANTAGE MINING COMPANY
WHITE BUCK COAL COMPANY
WILLIAMS MOUNTAIN COAL COMPANY
WYOMAC COAL COMPANY, INC.

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

[SIGNATURE PAGE FOR FIRST SUPPLEMENTAL INDENTURE]

MASSEY COAL SERVICES, INC.

By:	/s/ M. Shane Harvey
M. Shane Harvey
Secretary

[SIGNATURE PAGE FOR FIRST SUPPLEMENTAL INDENTURE]

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Kristin L. Moore
Name:	Kristin L. Moore
Title:	Assistant Vice President

[SIGNATURE PAGE FOR FIRST SUPPLEMENTAL INDENTURE]

EXHIBIT A

[Face of Note]

MASSEY ENERGY COMPANY

Principal Amount $ [, as revised by the Schedule of Exchanges of Interests in the Global Note attached hereto]

Certificate No.	CUSIP No. 576203 AJ2
ISIN No. US576203AJ29

[INSERT GLOBAL NOTE LEGEND AS REQUIRED]

3.25% Convertible Senior Note due 2015

Massey Energy Company, a Delaware corporation (the “Company”), for value received, hereby promises to pay to                         , or its registered assigns, the principal sum of                          dollars ($                    )[, as revised by the Schedule of Exchanges of Interests in the Global Note attached hereto,] on August 1, 2015 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: August 1 and February 1, with the first payment to be made on February 1, 2009.

Regular Record Dates: July 15 and January 15.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly signed.

MASSEY ENERGY COMPANY

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Notes of the series designated

therein referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY, as Trustee

By:
Authorized Signatory

Dated:

[REVERSE OF NOTE]

MASSEY ENERGY COMPANY

3.25% Convertible Senior Note due 2015

1. Interest. Massey Energy Company, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on August 1 and February 1 of each year, with the first payment to be made on February 1, 2009. Interest on the Notes will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, August 12, 2008, in each case to, but excluding, the next Interest Payment Date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Maturity. The Notes will mature on August 1, 2015.

3. Paying Agent, Registrar, Conversion Agent. Initially, Wilmington Trust Company (the “Trustee”) will act as Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent. The Company may change any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent without notice.

4. Indenture. The Company issued the Notes under an indenture dated as of August 12, 2008 (the “Base Indenture”) between the Company, the guarantors party thereto (the “Guarantors”) and the Trustee, as amended, supplemented or otherwise modified by the First Supplemental Indenture (the “Supplemental Indenture”), dated as of August 12, 2008, between the Company, the Guarantors and the Trustee (the Base Indenture, as amended, supplemented or otherwise modified by the Supplemental Indenture, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “Trust Indenture Act”) as amended and in effect from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The Notes are general unsecured senior obligations of the Company limited to $690,000,000 aggregate principal amount, except as otherwise provided in the Indenture (except for Notes issued in substitution for destroyed, mutilated, lost or stolen Notes). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

5. No Redemption at the Company’s Option. The Notes are not subject to redemption at the Company’s option, and Article Eleven of the Base Indenture shall not apply to the Notes.

6. Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Notes shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Notes including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a date selected by the Company (the “Fundamental Change Repurchase Date”), which date is no later than thirty-five (35) days, nor earlier than twenty (20) days, after the date on which notice of such Fundamental Change is mailed in accordance with the

Indenture, at a price payable in cash equal to one hundred percent (100%) of the principal amount of such Note, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related Interest Payment Date, then the accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder of record of such Notes at the close of business on such record date, and the Holder surrendering such Notes for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Notes at the close of business on such record date.

7. Conversion. Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Business Day immediately preceding the Maturity Date for the payment of principal on the Notes, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash and, if applicable, shares of Common Stock, as set forth in the Indenture at the Conversion Rate specified in the Indenture (as adjusted from time to time as provided in the Indenture).

8. Denominations, Transfer, Exchange. The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to the limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the register of the Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

9. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of such Note for all purposes.

10. Defaults and Remedies. If an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency and reorganization) with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture; provided, however, that if an Event of Default, resulting from certain events of bankruptcy, insolvency and reorganization, shall occur and be continuing, such principal amount shall become due and payable without any declaration or other act on the part of the Trustee or any Holder.

11. No Recourse Against Others. No recourse for the payment of the principal of or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of the Notes.

12. Authentication. Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

13. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE BASE INDENTURE OR THE SUPPLEMENTAL INDENTURE. REQUESTS MAY BE MADE TO:

Massey Energy Company

Attention: Office of General Counsel

4 North 4th Street

Richmond, Virginia 23219

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Note and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Notes Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:

CONVERSION NOTICE

To convert this Note in accordance with the Indenture, check the box:  ☐

To convert only part of this Note, state the principal amount to be converted (must be in multiples of $1,000):

$

If you want the stock certificate representing the shares of Common Stock, if any, issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Note)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Notes Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

PURCHASE NOTICE

Certificate No. of Note:

If you want to elect to have this Note purchased by the Company pursuant to Section 3.02 of the Supplemental Indenture, check the box:  ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.02 of the Supplemental Indenture, as applicable, state the principal amount to be so purchased by the Company:

$
(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Note)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Notes Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1

The following exchanges of a part of this Global Note for an interest in another Global Note or for Notes in certificated form, have been made:

Date of Exchange, Repurchase or Conversion	Amount of decrease in Principal amount of this Global Note	Amount of Increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature or authorized signatory of Trustee or Note Custodian

[1]	This is included in Global Notes only.

EXHIBIT B

FORM OF LEGEND FOR GLOBAL NOTE

Any Global Note authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

B-1